                 Exhibit 11 - Computation of Earnings Per Share


                                                     3 MONTHS ENDED                       9 MONTHS ENDED
                                                      SEPTEMBER 30,                        SEPTEMBER 30,
Primary:                                          1996            1995                 1996            1995
                                              ---------------------------          ---------------------------
Weighted average shares outstanding             4,505,309       4,344,250            4,452,991       4,341,299
Net effect of dilutive stock
   options - based on the
   treasury stock method using
   average market price                           204,697         265,735              230,131         140,906
                                              ---------------------------          ---------------------------
Totals                                          4,710,006       4,609,985            4,683,122       4,482,205

Net Income                                    $   518,747     $   370,971          $ 1,161,435     $   846,941
                                              ---------------------------          ---------------------------
Earnings Per Share                            $      0.11     $      0.08          $      0.25     $      0.19
                                              ===========================          ===========================


Fully Diluted:
Weighted average shares outstanding             4,505,309       4,344,250            4,452,991       4,341,299
Net effect of dilutive stock
   options - based on the
   treasury stock method using
   the higher of the average
   or the closing price                           204,697         305,090              230,131         174,426
                                              ---------------------------          ---------------------------
Totals                                          4,710,006       4,649,340            4,683,122       4,515,725

Net Income                                    $   518,747     $   370,971          $ 1,161,435     $   846,941
                                              ---------------------------          ---------------------------
Earnings Per Share                            $      0.11     $      0.08          $      0.25     $      0.19
                                              ===========================          ===========================


All shares outstanding have been restated to give effect to the 5-for-4 stock splits declared during September 1995 and June 1996.